Exhibit 4.47

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Modification 0004

ACAMBIS SUBCONTRACT MODIFICATION 0004

Subcontract No: MVA 2002-00001BXTR

Modification No.: 0004

Effective Date: Upon Subcontract Modification Award

Subcontractor:	Baxter Healthcare SA
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Description of Modification:

Adds CLIN 0003AC to the Statement of Work (SOW) to******************
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Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Change to Subcontract value: Increase in the amount of ****************

Changes to Subcontract:
See attached Page 2.

RELEASE OF CLAIMS
In consideration of the modifications made above, this Modification is in full settlement of any right the Subcontractor may have to any equitable adjustment(s) resulting from the changes made herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS, INC.	For: BAXTER HEALTHCARE S.A.

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Execution Date:	Execution Date:

February 6, 2004

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Modification 0004

Section B.1

1	Add CLIN 0003AC as follows:

Line Item	Description	Quantity	Firm-Fixed Price

0003 AC	Perform ****************	2 reports	****************
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according to Section J,
Attachment A.

Section G.3

1	Add Payment Milestone 0003AC as follows:

Line	Separately Priced	Description	Milestone	Payment
Item	CLIN Amount		Date of Payment	Amount

0003 AC	****************	****************	********* of Price	***********
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***********according to
Section J, Attachment A

Section J, Attachment A, Statement of Work

1.	After paragraph 2 of CLIN 0003AB, insert CLIN 0003AC as follows:

CLIN 0003AC

1.   Subcontractor shall**********************************************************************************************
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***************************************************** Subcontractor recognizes*************************************
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*************************************************************************************************************conditions.

2.   Subcontractor shall *********************************************************************************************
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